EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT

1.     De-Ro/Suncoast, Inc.

2.     American Packing and Gasket Company

3.     Mountain Empire Rubber & Specialty Co., Inc.

4.     New West Communications, Inc.